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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 to Form S-3 (File No. 333-77008) of our reports dated March 28, 2001 relating to the consolidated financial statements and financial statement schedule of CSK Auto Corporation, which appear in CSK Auto Corporation's Annual Report on Form 10-K for the year ended February 4, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Phoenix, Arizona

March 12, 2002